Exhibit 3

BY-LAWS OF

SERVOTRONICS, INC.

Amended and Restated as of April 3 2020

ARTICLE 1	OFFICES

Section 1-1.          Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

Section 1-2.          Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE 2	STOCKHOLDERS MEETINGS

Section 2-1.          Place of Stockholders’ Meetings. All meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board of Directors from time to time.

Section 2-2.          Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year at such date, time and place as the Board of Directors shall determine by resolution.

At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal.

Unless the Board of Directors shall deem it advisable, financial reports of the Corporation’s business need not be sent to the stockholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

Section 2-3.          Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:

(a)	By the President of the Corporation; or

(b)	By a majority of the Board of Directors; or

(c)	By the holders of record of not less than a majority of all the shares outstanding and entitled to vote.

Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2-4 hereof. If the Secretary shall fail to fix such date and give such notice within ten (10) days after receipt of such request, the person or persons making such request may do so.

Section 2-4.          Notices of Stockholders’ Meetings. Written notice stating the place (if any), date, hour and means of remote communication, if any, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices shall be made in accordance with ARTICLE 6. Such notice may be given in the name of the Board of Directors, President, Vice President, Secretary or Assistant Secretary.

Section 2-5.          Quorum. Unless the Certificate of Incorporation provides otherwise, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the election of Directors, those stockholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 2-6.          Voting. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

At all stockholders’ meetings, stockholders entitled to vote may attend and vote either in person or by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

ARTICLE 3	BOARD OF DIRECTORS

Section 3-1.          Number. The business and affairs of the Corporation shall be managed by a Board of not less than three (3) nor more than nine (9) Directors, unless all of the Corporation’s issued and outstanding shares are owned by less than three persons, in which event the number of Directors need not exceed, but shall not be less than, the number of shareholders. The number of Directors to be elected at each Annual Meeting of Shareholders shall be fixed by the Board of Directors.

Section 3-2.          Place of Meeting. Meetings of the Board of Directors may be held at such place within the State of Delaware or elsewhere as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting. Meetings of the Board of Directors or any committee thereof may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting.

Section 3-3.          Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

Section 3-4.          Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

Section 3-5.          Notices of Meetings of Board of Directors.

(a)           Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these by-laws, in which event one (1) day’s notice shall be given of the time and place of such meeting.

(b)          Special Meetings. At least one (1) day’s notice shall be given of the time when, place where, and purpose for which any special meeting of the Board of Directors is to be held.

Section 3-6.          Quorum. Except as otherwise provided in these by-laws, the presence of one-half of the total number of Directors on the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act, of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

Section 3-7.          Informal Action by the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic communication, and the writing(s) and/or electronic communication(s) are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3-8.          Powers.

(a)               General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

(b)               Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

(1)               To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

(2)               To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

(3)               To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

(4)               By resolution passed by a majority of the whole Board of Directors, to designate two (2) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

(5)               By resolution passed by a majority of the whole Board of Directors, to designate one (1) or more additional committees, each to consist of two (2) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

(6)               To fix the place, if any, time and. purpose of meetings of stockholders.

(7)               To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

(8)               To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

(9)               To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

(10)           To determine who shall be authorized on the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

Section 3-9.          Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

Section 3-10.        Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding shares entitled to vote. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time.

Section 3-11.        Resignations. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or such later effective date or upon the happening of an event or events as therein specified. The acceptance of a resignation shall not be required to make it effective. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 3-12.         Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.

ARTICLE 4	OFFICERS

Section 4-1.          Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, one (1) or more Vice Presidents, and one (1) or more assistant or honorary officers. Any number of offices may be held by the same person. All officers elected by the Board of Directors, shall, unless otherwise designated, be executive officers.

Section 4-2.          Term. The President, the Secretary and the Treasurer shall each serve for a term of one (1) year and until their respective successors are chosen and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.

Section 4-3.          Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these by-laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and, unless otherwise specified by the Board of Directors, shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

Section 4-4.          Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

Section 4-5.          Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

Section 4-6.          Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors and shall serve ex officio as a member of every committee of the Board of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

Section 4-7.          Powers and Duties of Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation’s affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the assistant treasurers and assistant secretaries, respectively.

Section 4-8.          Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

Section 4-9.          Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

Section 4-10.        Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

ARTICLE 5	CAPITAL STOCK

Section 5-1.          Stock Certificates. The capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed, either manually or by facsimile, by or in the name of the Corporation by (1) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (2) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5-2.          Determination of Stockholders of Record. The Board of Directors may fix in advance a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend, or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5-3.          Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon receipt by the Corporation or its transfer agent of appropriate documents evidencing such transfer and, in the case of stock represented by a certificate, upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

Section 5-4.          Lost Share Certificates. Unless waived in whole or in part by the Board of Directors from time to time, any person requesting the issuance of a new certificate or uncertificated shares in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (1) make an affidavit or affirmation of the facts and circumstances surrounding the same; (2) advertise such facts to the extent and in the manner the Board of Directors may require; and (3) give to the Corporation a bond of indemnity with an acceptable surety. Thereupon a new share certificate or uncertificated shares shall be issued in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefore has been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

ARTICLE 6	NOTICES

Section 6-1.          Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place (if any), date and hour and means of remote communication, if any, of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

Section 6-2.          Method of Notice. All notices shall be given to each person entitled thereto, either personally or by mailing the same, addressed to the person entitled thereto, at such person’s mailing address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 6-3.          Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or by-laws of the Corporation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or Directors shall constitute a waiver of notice of such meeting, except when the stockholder or Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE 7	INDEMNIFICATION

Section 7-1.          Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or hereafter may be amended (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

Section 7-2.          Right of Claimant to Bring Suit. If a claim under Section 7-1 of this ARTICLE 7 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

Section 7-3.          Non-Exclusivity of Rights. The rights conferred on a person by Section 7-1 and Section 7-2 of this ARTICLE 7 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 7-4.          Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE 8	SEAL

Section 8-1.          The form of the seal of the Corporation, called the corporate seal of the Corporation, shall be as impressed adjacent hereto. (Form of Seal)

ARTICLE 9	FISCAL YEAR

Section 9-1.          The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE 10	AMENDMENTS

Section 10-1.      These by-laws may be altered or repealed or new by-laws adopted (a) by the stockholders entitled to vote thereon, by a majority of those voting, at any regular or special meeting, or (b) if the Certificate of Incorporation so provides, by the Board of Directors, by a majority of those voting, at any regular or special meeting.

ARTICLE 11	INTERPRETATION OF BY-LAWS

Section 11-1.      All words, terms and provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.